Exhibit 10.31

                           Enzon Pharmaceuticals, Inc.
                      Executive Deferred Compensation Plan

1.    Statement of Purpose

      The purpose of the Enzon Pharmaceuticals, Inc. Executive Deferred Compensation Plan (the "Plan") is to aid Enzon Pharmaceuticals, Inc. (the "Company") and its subsidiaries in attracting and retaining key employees by providing a non-qualified compensation deferral vehicle.

2.    Definitions

      2.01 Annual Incentive Compensation - "Annual Incentive Compensation" means the amount paid annually to the Participant under the Enzon Pharmaceuticals Management Incentive Plan before reductions for deferrals under this Plan or the Enzon Inc. Savings and Investment Plan.

      2.02 Average Treasury Rate - "Average Treasury Rate" means the interest crediting rate used to determine the amount of interest credited to a Participant's Deferred Compensation Account under Section 6.02 and
            6.03. The rate for a Calendar Quarter shall be determined by averaging the Monthly Rates for 10-year Treasury bonds during the Calendar Quarter. The Monthly Rate for each month shall be the yield on 10-year Treasury bonds as calculated by Bloomberg Business News on the first business day of each month. If it becomes necessary to determine the value of that portion of a Participant's Deferred Compensation Account during a Calendar Quarter, but before the Average Treasury Rate for the Calendar Quarter can be determined, the Average Treasury Rate for the portion of the Calendar Quarter for the Participant's Deferred Compensation Account shall equal the average of the available Monthly Rates for the Calendar Quarter up to the Distribution Date.


      2.03 Base Salary - "Base Salary" means the Participant's annual basic rate of pay from the Company excluding Annual Incentive Compensation and other non-regular forms of compensation before reductions for deferrals under this Plan or the Enzon Pharmaceuticals, Inc. Savings and Investment Plan.

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      2.04  Beneficiary - "Beneficiary" means the person or persons designated as such in accordance with Section 8.


      2.05 Board of Directors - "Board of Directors" means the Board of Directors of the Company.

      2.06 Calendar Quarter - "Calendar Quarter" means any of the four calendar quarters in a full calendar year (e.g. January, February & March comprise the first calendar quarter).

      2.07 Committee - "Committee" means the Vice President, Human Resources, Chief Financial Officer and Chief Executive Officer.

      2.08 Cycle - "Cycle" means the twelve-month pay-in period for each deferral. The first Cycle shall begin on January 1, 2004 and end on December 31, 2004. The following Cycles shall begin on January 1 of each year and end on December 31 each year.

      2.09 Deferral Amount - "Deferral Amount" means the total amount of Elective Deferred Compensation and/or Non-Elective Deferred Compensation actually deferred by the Participant.

      2.10 Deferred Compensation Account - "Deferred Compensation Account" means the account maintained on the books of account of the Company for a Participant pursuant to Section 6.

      2.11 Disability - "Disability" means the Participant is eligible to receive benefits under a long term disability plan maintained by the Company.

      2.12 Distribution Date - "Distribution Date" means the date on which the Company makes distributions from the Participant's Deferred Compensation Account(s).

      2.13 Effective Date - "Effective Date" means the date on which this Plan is effective, November 1, 2003.

      2.14 Election Form - "Election Form" means the form or forms attached to this Plan and filed with the Company by the Participant in order to participate in the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan.

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      2.15  Elective Deferred Compensation - "Elective Deferred Compensation"
            means the total amount elected to be deferred by an Eligible Employee on his/her Election Form.

      2.16 Eligible Employee - "Eligible Employee" means any employee of the Company who is a Vice-President or higher, or such other key executives of the Company as may be designated by the Committee.

      2.17 Non-Elective Deferred Compensation - "Non-Elective Deferred Compensation" means the amount awarded to a Participant by the Board of Directors of the Company pursuant to Section 4.

      2.18 Participant - "Participant" means an Eligible Employee participating in the Plan in accordance with the provisions of Section 4.

      2.19 Plan Year - "Plan Year" means the twelve month period beginning on the first day of the first Cycle in which the Eligible Employee elects to participate in the Plan. The initial Plan Year will commence on the January 1, 2004 and end on December 31, 2004. Each later Plan year will begin on January 1 and end on December 31.

      2.20 Related Employment - "Related Employment" means the employment of a Participant by an employer that is not the Company, provided (i) such employment is undertaken by the Participant at the request of the Company; (ii) immediately prior to undertaking such employment, the Participant was an employee of the Company, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment.

      2.21 Substantially Equal Installments - "Substantially Equal Installments" means a series of annual payments, such that equal payments over the remaining payment period would exactly amortize the Participant's Deferred Compensation Account balance as of the Distribution Date if the investment return remained constant at the return credited as of the Valuation Date immediately preceding the Distribution Date for the remainder of the payment period.

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      2.22  Termination of Employment - "Termination of Employment" means the end of a Participant's employment with the Company for any reason other than Disability, Related Employment, or the termination of a Participant's Related Employment if the Participant returns to the Company.

      2.23 Valuation Date - "Valuation Date" means the date on which the value of a Participant's Deferred Compensation Account is determined for each Calendar Quarter as provided in Section 6 hereof. Unless and until changed by the Committee, the Valuation Dates within each Cycle shall be the last day of each of the four Calendar Quarters of the calendar year.

      2.24 Years of Service - "Years of Service" means the cumulative years of continuous full-time employment with the Company beginning on the date the Participant first began service and each anniversary thereof.

3.    Administration of the Plan

      3.01 Plan Administration. The Committee shall be the sole administrator of the Plan, and will administer the Plan. The Committee shall have the power to formulate additional details and regulations for carrying out this Plan. The Committee also shall be empowered to make any and all determinations not authorized specifically herein that may be necessary or desirable for the effective administration of the Plan. Any decision or interpretation of any provision of this Plan adopted by the Committee shall be final and conclusive.

      3.02 Delegation of Duties. The Committee may delegate any or all of its duties as to the administration of this Plan to other individuals or groups of individuals within the Company, as it deems appropriate.

4.    Participation

      4.01  Elective Participation.

            a. Any Eligible Employee may elect to participate in the Plan for a given Cycle by filing a completed Election Form for the Cycle with the Company. With regard to an election to participate:

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                  i.    The Election Form must be filed with the Company prior
                        to the commencement of the Cycle to which the Election Form pertains, or at such earlier time as determined by the Company.

                  ii.   The minimum deferral for a Cycle shall be $5,000.

                  iii. The maximum deferral shall be fifty percent (50%) of the Participant's Base Salary (as defined in Section 2.03) and one hundred percent (100%) of Participant's Annual Incentive Compensation (as defined in Section 2.01). Provided, however, that no election will be effective to reduce amounts paid by the Company to an Eligible Employee to an amount which is less than the sum of the amount the Company is required to withhold for a Cycle for purposes of federal, state, and local income taxes, including FICA tax withholding and the amount the Company is required to withhold for contributions to any employee benefit plan (other than this Plan).

                  iv. A Participant may elect to receive payment of amounts deferred during a Cycle upon Termination of Employment, or in a specified year which shall be no earlier than in the third cycle following the Cycle in which such amounts are deferred. Further, a Participant may elect to receive payment in a lump-sum or in up to fifteen
                        (15) annual installments.

            b. A Participant's election to defer future Compensation is irrevocable upon the filing of his/her Election Form with the Company, provided, however, that the election may be terminated with respect to Compensation not yet earned by mutual agreement in writing between the Participant and the Company.

4.02 Non-Elective Participation. The Committee can, in its sole discretion, award to an Eligible Employee Non-Elective Deferred Compensation. Unless otherwise specified by the Committee, the Participant shall determine, subject to Section 4.01a(iv), the timing and form of payment of any Non-Elective Deferred Compensation at the time it is awarded.

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5.    Vesting of Deferred Compensation Account

      A Participant's interest in his/her Deferred Compensation Account shall vest immediately.

6.    Accounts and Valuations

      6.01 Deferred Compensation Accounts. The Committee shall establish and maintain a separate Deferred Compensation Account for each Participant for each Cycle. Deferred amounts will be credited to a Participant's account on the first day of the month following the time at which the amount would otherwise have been paid. Any Non-Elective Deferred Compensation awarded to a Participant shall be credited to the Participant's Deferred Compensation Account on such date as specified by the Committee.

      6.02 Interest Rate Credited. The Participant's Deferred Compensation Account shall be credited with interest quarterly at a rate equal to the Average Treasury Rate plus three percentage points (3%). The Committee shall review the interest rate on an annual basis and may increase or decrease the interest rate credited on a prospective basis. Any such change in the interest rate credited shall be made 60 days before the end of the Plan Year preceding the year in which the interest crediting rate changes. Written notice of any such change in interest rate shall be given to each Participant in the Plan.

      6.03 Timing of Crediting of Interest. The Participant's Deferred Compensation Account shall be revalued and credited with interest as of each Valuation Date. As of each Valuation Date, the value of the Participant's Deferred Compensation Account shall consist of the balance as of the immediately preceding Valuation Date, plus the amount of any Elective and Non-Elective Deferred Compensation credited since the preceding Valuation Date, minus the amount of all distributions, if any, made from such Deferred Compensation Account since the preceding Valuation Date. As of each Valuation Date, interest shall be credited on the value of the Participant's Deferred Compensation Account as of such date.

      6.04 Excess 401(K) Matching Credit. At the end of each Plan Year, a Participant's Deferred Compensation Account will be credited with an Excess 401(K) Matching Credit as follows:

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            a.    Matchable Annual Deferral. The Matchable Annual Deferral shall be that portion of a Participant's Deferral Amount for each Cycle which is less than or equal to: (i) six percent (6%) of the total Base Salary plus Annual Incentive Compensation for a Cycle minus (ii) the amount of Elective Contribution to the Enzon Pharmaceuticals, Inc. 401(K) Savings and Investment Plan made by the Participant for which the Participant received an Employer Matching Contribution under the Enzon
                  Pharmaceuticals, Inc. 401(K) Savings and Investment Plan for the same Cycle. However, if the Participant does not make the maximum allowable deferral to the Enzon Pharmaceuticals, Inc. 401(K) Savings and Investment Plan for any Cycle, the
                  Matchable Annual Deferral for such Cycle shall be zero.

            b. Excess 401(K) Matching Credit. The Excess 401(K) Matching Credit shall be 50% of the value of the Matchable Annual Deferral for the Cycle.

            c. Vesting. The Participant's right to receive the Excess 401(K) Matching Credits credited to the Participant's Deferred Compensation Account in the event of Termination of Employment prior to reaching age 55 shall vest in accordance with the following schedule:



                   Completed Years of Service   Vested Percentage
                   --------------------------   -----------------
                               0-1                        0%
                               1-2                       20%
                               2-3                       40%
                               3-4                       60%
                               4-5                       80%
                                5+                       100%

      6.05 Distributions. For the purpose of crediting interest pursuant to Sections 6.02 and 6.03, any distributions made during a Calendar Quarter shall be deemed to have been made on the first day of such quarter.

      6.06 Nature of Account Entries. The establishment and maintenance of Participants' Deferred Compensation Accounts and the crediting of gains and losses pursuant to this Section 6 shall be merely bookkeeping entries and shall

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            not be construed as giving any person any interest in any specific assets of the Company or of any subsidiary of the Company or any trust created by the Company, including any investments owned by the Company or any such subsidiary or trust. The hypothetical investment of the Participant's Deferred Compensation Accounts shall be for bookkeeping purposes only, and shall not require the establishment of actual corresponding funds or investments by the Committee or the Company. Benefits accrued under this Plan shall constitute an unsecured general obligation of the Company.

7.    Benefits

      7.01  Normal Benefit

            a. A Participant's Deferred Compensation Account shall be paid to the Participant in accordance with the terms of the Participant's Election Form, subject to the terms and conditions specified in the Election Form. If a Participant elects to receive payment of his/her Deferred Compensation Account in installments, subject to a maximum of fifteen (15) installments, payments shall be made in Substantially Equal Installments. Unless the Committee determines otherwise, and subject to the provisions of Section 7.04 as to when payments shall commence, installments shall be paid on the 15th day of February of each year.

            b. Notwithstanding the provisions of Section 7.01a, and notwithstanding any contrary election made by the Participant on his/her Election Form, if a Participant has a Termination of Employment, and if the Participant at the time of his/her Termination of Employment, is less than 50 years of age and has not completed three (3) Years of Service, the Participant's Deferred Compensation Account balance will be paid to the Participant in a lump-sum in the year following the Participant's Termination of Employment. However, upon the written request of the Participant, the Committee, in its sole discretion, may allow payments to be made to the Participant in up to fifteen (15) annual installments.

            c. In the event of a Participant's death before a complete distribution of his or her account, the Participant's designated Beneficiary will receive an amount equal to the Participant's Deferred Compensation Account, and

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                  such amount shall be paid in a single sum or annual
                  installments (not to exceed 10) in accordance with the Participant's election. However, the Committee may, in its sole discretion, pay the Participant's remaining account balance in a single sum if so requested by the Participant's Beneficiary.

      7.02 Hardship Benefit. In the event that the Committee, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company may pay to the Participant, as soon as is practicable following such determination, an amount necessary to meet the emergency, not in excess of the Deferred Compensation Account credited to the Participant. The Deferred Compensation Account of the Participant thereafter shall be reduced to reflect the payment of a Hardship Benefit.

      7.03 Taxes; Withholding. To the extent required by law, the Company shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal, or any state or local, government.

      7.04 Date of Payments. Except as otherwise provided in this Plan, payments under this Plan shall begin on or before the 15th day of February of the calendar year following receipt of notice by the Committee of an event that entitles a Participant (or Beneficiary) to payments under the Plan, or at such earlier date as may be determined by the Committee.

8.    Beneficiary Designation

      At any time prior to complete distribution of the benefits due to a Participant under the Plan, he/she shall have the right to designate, change, and/or cancel, any person(s) or entity as his/her Beneficiary (either primary or contingent) to whom payment under this Plan shall be made in the event of his/her death. Each beneficiary designation shall become effective only when filed in writing with the Company during the Participant's lifetime on a form provided by the Company. The filing of a new beneficiary designation form will cancel all previously filed beneficiary designations. Further, any finalized divorce of a Participant subsequent to the date of filing of a beneficiary designation form in favor of Participant's spouse shall revoke such designation.

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      Additionally, the spouse of a Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary other than the spouse.

      If a Participant fails to designate a Beneficiary as provided above, or if his/her beneficiary designation is revoked by divorce or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant, then the distribution of such benefits shall be made to the Participant's estate. If a Beneficiary survives the Participant but dies before receiving a complete distribution of benefits, any remaining amount shall be paid to the estate of such Beneficiary in a lump-sum.

9.    Amendment and Termination of Plan

      9.01 Amendment. The Committee may amend the Plan at any time in whole or in part, provided, however, that, except as provided in Section 9.02 and Section 6.02, no amendment shall be effective to decrease the benefits under the Plan payable to any Participant or Beneficiary with respect to any Elective or Non-Elective Deferred Compensation deferred prior to the date of the amendment. Written notice of any amendments (other than amendments that are administrative in nature) shall be given to each Participant in the Plan.

      9.02  Termination of Plan

            a. Company's Right to Terminate. The Committee may terminate the Plan at any time.

            b. Payments Upon Termination. Upon any termination of the Plan under this section, Compensation shall cease to be deferred prospectively, and, with respect to Compensation deferred previously, the Company will pay to the Participant (or the Participant's Beneficiary, if after the Participant's death), in a lump-sum, the value of his/her Deferred Compensation Account.

10.   Miscellaneous

      10.01 Unsecured General Creditor. Participants and their beneficiaries, heirs, successors and assignees shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance

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            policies, annuity contracts, or the policies therefrom owned or that may be acquired by the Company ("policies"). Such policies or other assets of the Company shall not be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be and will remain general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

      10.02 Grantor Trust. Although the Company is responsible for the payment of all benefits under the Plan, the Company, in its sole discretion, may contribute funds as it deems appropriate to a grantor trust for the purpose of paying benefits under this Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company. To the extent any benefits provided under the Plan actually are paid from the trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company. Participants shall have the status of unsecured creditors on any legal claim for benefits under the Plan, and shall have no security interest in any such grantor trust.

      10.03 Successors and Mergers, Consolidations or Change in Control. The terms and conditions of this Plan shall inure to the benefit of the Participants and shall bind the Company, its successors, assignees, and personal representatives. If substantially all of the stock or assets of the Company are acquired by another entity, or if the Company is merged into, or consolidated with, another entity, then the obligations created hereunder shall be obligations of the acquirer or successor entity.

      10.04 Non-Assignability. Neither a Participant, nor any other person, shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of the actual receipt, any amounts payable hereunder, or any part thereof. All rights to payments expressly are declared to be unassignable and nontransferable. No part of the amounts payable, prior to actual payment, shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant, or any other person, nor shall they be

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            transferable by operation of law in the event of a Participant's, or any other person's, bankruptcy or insolvency.

      10.05 Employment or Future Eligibility to Participate Not Guaranteed. Nothing contained in this Plan, nor any action taken hereunder, shall be construed as a contract of employment, or as giving any Eligible Employee any right to be retained in the employ of the Company. Designation as an Eligible Employee may be revoked at any time by the Committee with respect to any Compensation not yet deferred.

      10.06 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information reasonably requested by the Company in order to facilitate the payment of benefits hereunder, including, but not limited to, taking such physical examinations as the Company reasonably may deem necessary (if the Company purchases life insurance to informally fund the Plan) and taking such other relevant action as may be reasonably requested by the Company. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan, except for the distribution to Participant of his or her Deferral Amount.

      10.07 Gender, Singular and Plural. All pronouns, and any variations thereof, shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) or entity(s) may require. As the context may require, the singular may be read as the plural and the plural as the singular.

      10.08 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      10.09 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey.

      10.10 Validity. In the event any provision of this Plan is found to be invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

      10.11 Notice. Any notice or filing required or permitted to be given to the Company or the Committee shall be sufficient if in writing and hand delivered, or sent by

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            registered or certified mail, to the principal office of the Company at 685 North Route 202/206, Bridgewater, NJ 08807, directed to the attention of the Vice President, Human Resources. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice to the Participant shall be addressed to the Participant at the Participant's residence address as maintained in the Company's records. Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section.

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